Exhibit 1.2

ANCHOR BANCORP
_______ Shares
(subject to increase to _______ shares)

COMMON SHARES
($.01 Par Value)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

___________ ____, 2010

Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

Anchor Bancorp, a Washington corporation (the “Company”) and Anchor Bank, a Washington-chartered mutual savings bank (the “Bank”), hereby confirm their agreement with Keefe, Bruyette & Woods, Inc.  (“Keefe Bruyette” or the “Selling Agent”) to serve as agent of the Company to assist the Company in the sale of up to _______  (subject to increase up to _______ shares)  of Common Stock (as defined below) of the Company (the “Shares”) in the Subscription and Community Offerings, as defined below, as follows:

Introductory. The Company was incorporated under the laws of the State of Washington for the purpose of holding all of the shares of common stock of the Bank. The Company is authorized to issue 50,000,000 shares of capital stock, of which 45,000,000 shares are common stock having a par value of one cent ($.01) per share (the “Common Stock”). The Offering, as defined below, is being conducted in connection with the mutual-to-stock conversion of the Bank (the “Conversion”).

The Conversion is being conducted in accordance with the laws of the United States and the applicable regulations of the Federal Deposit Insurance Corporation (the “FDIC”) and the Washington Department of Financial Institutions (the “Department”) (such laws and the regulations of the FDIC and the Department are referred to herein as the “Conversion Regulations”).

The Company and the Bank are sometimes referred to herein as the “Anchor Parties.”

The Conversion is to be conducted in accordance with a Plan of Conversion (the “Plan”) adopted by the Board of Directors of the Bank on July 15, 2008 and as amended on August 23, 2010.

The Company, in accordance with the Plan, is offering, in a subscription offering by way of nontransferable subscription rights, the Shares for a purchase price of $10.00 per share (the “Purchase Price”) in a Subscription Offering, Community Offering and, if necessary, a Syndicated Community Offering (in each case, as defined below and all of which, collectively, are referred to herein as the “Offering”). The aggregate number of Shares to be issued in the Offering will be between _______ to _______ and will be based upon an independent appraisal of the estimated pro forma market value of the Common Stock of the Company.

The Shares will be offered in descending order of priority to (i) the Bank’s Eligible Account Holders (defined as holders of deposit accounts totaling $50 or more as of June 30, 2007); (ii) the Company’s employee stock ownership plan (“Tax-Qualified Plans”), for a total of up to 10% of the Shares sold in the Offering; (iii) the Bank’s Supplemental Eligible Account Holders (defined as holders of deposit accounts totaling $50 or more as of _________ __, 2010); and (iv) other deposit account holders and borrowers of record as of the close of business on _________ __, 2010 (collectively, the “Subscription Offering”). Shares of Common Stock not purchased in the Subscription Offering may be offered to the general public in a community offering that is expected to be conducted during the Subscription Offering (the “Community Offering”). In the Community Offering, preference will be given to natural persons residing in the Washington counties of Grays Harbor, Thurston, Lewis, Pierce, Mason and Clark.  It is acknowledged that the Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all orders in the Community Offering and the Syndicated Community Offering (as defined below).

Shares of Common Stock not purchased in the Subscription Offering or in the Community Offering may be sold through a syndicated community offering managed by Selling Agent (the “Syndicated Community Offering”).

Except for the Tax Qualified Plans, generally no person may purchase in the Offering more than 50,000 Shares; the maximum number of shares that an individual together with persons acting in concert may purchase in all categories of the Offering combined generally is 50,000 shares, provided that the Company may, subject to [FDIC and Department] approval, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase or decrease such maximum purchase limitations.

In connection with the Conversion, the Bank filed with the Department and the FDIC an application or notice, as appropriate, for conversion to a stock savings bank (the “Conversion Application”) and amendments thereto as required by the Department and the FDIC.  The Company has filed with the Board of Governors of the Federal Reserve System (the “Board”) its application on Form Y-3 (the “Holding Company Application”) to become a bank holding company under the Bank Holding Company Act, as amended (the “BHCA”), and the regulations promulgated thereunder.  Collectively, the Conversion Application and the Holding Company Application may also be termed the “Applications.”

The Conversion Application includes, among other things, the Plan. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-154734) (the “Registration Statement”) containing a prospectus relating to the Subscription Offering, the Community Offering and the Syndicated Community Offering for the registration of the sale of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof. The prospectus, as amended, on file with the Commission at the time the Registration Statement becomes effective is hereinafter called the “Prospectus,” except that if the prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations, as amended, of the Commission under the 1933 Act (the “1933 Act Regulations”) differs from the prospectus on file at the time the Registration Statement becomes effective, the term “ Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) from and after the time such prospectus is filed with or mailed to the Commission for filing, and shall include any supplements and amendments thereto.   Any document constituting a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations), which the Selling Agent has approved in advance for use by the Anchor Parties in connection with the Offering is referred to herein as a “Permitted Free Writing Prospectus.”

SECTION 1. Appointment of the Selling Agent; Compensation to the Selling Agent. Subject to the terms and conditions set forth below, the Company hereby appoints Keefe Bruyette as its exclusive agent to consult with and advise the Anchor Parties, and to solicit subscriptions and purchase orders for Shares on behalf of the Company, in connection with the Company’s offering of Common Stock in the Subscription and Community Offerings. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, Keefe Bruyette accepts such appointment and agrees to consult with and advise the Anchor Parties as to the matters set forth in the Engagement Letter by and between the Selling Agent and the Bank dated March 11, 2008, [as amended on ____________], attached as Exhibit A hereto (“Engagement Letter”), and to use its best efforts to solicit subscriptions and purchase orders for Shares in accordance with this Agreement; provided, however, that the Selling Agent shall not be responsible for obtaining subscriptions or purchase orders for any specific number of Shares, shall not be required to purchase any Shares and shall not be obligated to take any action that is inconsistent with any applicable law, regulation, decision or order.

The obligations of the Selling Agent pursuant to this Agreement (other than those set forth in Section 7(a) hereof) shall terminate upon the completion or termination or abandonment of the Plan by the Company or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the “End Date”). All fees or expenses due to the Selling Agent but unpaid will be payable to the Selling Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Bank and the Selling Agent may agree to renew this Agreement under mutually acceptable terms.

In the event the Company is unable to sell a minimum of _______ Shares within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 1 and in Sections 6 and 7 hereof. In the event the Offering is terminated for any reason not attributable to the action or inaction of the Selling Agent, the Selling Agent shall be paid the fees and expenses due to the date of such termination pursuant to subparagraphs (a) and (d) below.

If all conditions precedent to the consummation of the Offering, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 8 hereof shall have been complied with. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company, the Bank and the Selling Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

The Selling Agent shall receive the following compensation for its services hereunder:

(a) A management fee of $50,000 payable in four consecutive monthly installments of $12,500 commencing with the adoption of the Plan. This fee shall be due as it is earned and shall be non-refundable.

(b)    A success fee upon completion of the Offering of 1.00% of the aggregate Purchase Price of the Common Shares sold in the Subscription Offering and Community Offering, excluding (i) shares purchased by the Bank’s officers, directors, or employees (or members of their immediate families), and (ii) shares purchased by any employee stock ownership plan.  For purposes of this Agreement, “immediate family” includes an officer’s, director’s or employee’s spouse, siblings, parents and children who live in the same house with the officer, director or employee. The management fee described in subparagraph 1(a) will be applied against this success fee.

(c)    If any of the Shares remain available after the Subscription Offering, at the request of the Bank, the Selling Agent will seek to form a syndicate of registered broker-dealers (“Selected Dealers”) to assist in the sale of such Shares on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. The Selling Agent will endeavor to distribute the Shares among the Selected Dealers in a fashion that best meets the distribution objectives of the Bank and the Plan. The Selling Agent will be paid a fee not to exceed 5.5% of the aggregate Purchase Price of the Shares sold by the Selected Dealers. The Selling Agent will pass onto the Selected Dealers who assist in the Syndicated Community Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected with the assistance of Selected Dealers other than the Selling Agent shall be transmitted by the Selling Agent to such Selected Dealers (and will be applied against, and come from, the 5.5% fee). The decision to utilize Selected Dealers will be made by the Bank upon consultation with the Selling Agent.  In the event any fees are paid pursuant to this subparagraph 1(c), such fees shall be in lieu of, and not in addition to any fees for the sale of Shares payable pursuant to subparagraph 1(b).

(d)    The Bank and Company shall reimburse the Selling Agent for reasonable out-of-pocket expenses (including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers).  The Bank and the Company will also reimburse the Selling Agent for the fees of its counsel (which do not include legal fees to complete the qualification of the Common Shares under the various state securities “Blue Sky” laws) up to $_______ and reasonable out-of-pocket expenses of such counsel. The Bank and the Company will bear the other expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, SEC, DTC, “Blue Sky,” and the Financial Industry Regulatory Authority (“FINRA”)  filing and registration fees; the fees of the Bank’s accountants, attorneys, appraiser, transfer Selling Agent and registrar, printing, mailing and marketing and syndicate expenses associated with the Conversion; and the fees set forth under this Section 1. The Company or the Bank will reimburse the Selling Agent for any such other expenses incurred by the Selling Agent on behalf of the Anchor Parties.  The parties hereto acknowledge that the expense limitations set forth in this paragraph may be exceeded in the event of a material delay in the Offering that requires an update of financial information contained in the Registration Statement for a period later than [March 31,  2011].  In the event the Offering is terminated prior to consummation thereof, the Company and the Bank shall reimburse the Selling Agent for its reasonable accountable out-of-pocket expenses actually incurred, subject to the limitations set forth in this subparagraph 1(d).

If (i) the Plan is abandoned or terminated by the Company; (ii) the Offering is not consummated by ____________ __, 2011; (iii) the Selling Agent terminates this Agreement because there has been a material adverse change in the financial condition or operations of the Bank since [September 30, 2010]; or (iv) immediately prior to the commencement of the Offering, the Selling Agent terminates this Agreement because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the Registration Statement, the Prospectus or the Applications or market conditions exist that might render the sale of the Shares by the Company inadvisable, the Management Fee shall serve as compensation for its advisory and administrative services as set forth in the Engagement Letter, in addition to reimbursement of the Selling Agent’s reasonable out-of-pocket expenses as set forth above. If, pursuant to a resolicitation undertaken by the Company, the Selling Agent is required to provide significant additional services, or expend significant additional time, the parties shall mutually agree to the dollar amount of the additional compensation due not to exceed $[50,000].

The compensation specified above shall be payable (to the extent not already paid) to the Selling Agent in next day clearinghouse funds on the earlier of the Closing Date (as hereinafter defined), a determination by the Company and the Bank to terminate or abandon the Plan, or the termination of this Agreement by the Selling Agent or the Company and the Bank in accordance with the preceding paragraph or otherwise. The Bank and the Company agree to reimburse the Selling Agent from time to time for the reasonable costs and expenses specified in Section 6 hereof, promptly upon receiving a reasonable accounting of such costs and expenses.

SECTION 2. Closing Date; Release of Funds and Delivery of Certificates. If all conditions precedent to the consummation of the Conversion and the Offering are satisfied, the Company agrees to issue or have issued the Shares sold in the Subscription and Community Offerings and to release for delivery certificates evidencing such Shares on the Closing Date against payment therefor by release of funds from the special, interest-bearing account referred to in Section 5(o) hereof and by the authorized withdrawal of funds from deposit accounts at the Bank in accordance with the Plan; provided, however, that no such funds shall be released to the Company or withdrawn until the conditions specified in Section 8 hereof shall have been complied with. Such release, withdrawal and payment shall be made on the Closing Date, on a business day and at a time and place selected by the Selling Agent, which date and place shall be acceptable to the Bank and the Company, on at least two (2) business days prior notice to the Bank and the Company, or such other time or place as shall be agreed upon by the Selling Agent, the Bank and the Company. Certificates evidencing the Shares sold in the Subscription and Community Offerings shall be delivered directly to the purchasers thereof or in accordance with their directions. The hour and date upon which the Company shall release or deliver the Shares sold in the Offering in accordance with the terms hereof is called the “Closing Date.”

SECTION 3. Prospectus; Offering. The Shares are to be offered in the Offering at $10.00 per share, as set forth on the cover page of the Prospectus. There will be a minimum and maximum, and an adjusted maximum, number of Shares offered. The number of Shares offered may be changed by the Company, subject to the provisions of the Plan, depending on market and financial conditions.

SECTION 4. Representations and Warranties; Certain Covenants.

4.1 Representations and Warranties of the Anchor Parties. The Anchor Parties jointly and severally represent and warrant to and covenant with the Selling Agent as follows.

a.               The Registration Statement was declared effective by the Commission on _________ __, 2010. At the time the Registration Statement, including the Prospectus contained therein, became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, any preliminary or final Prospectus, any Securities Communication (as defined in Section 7 hereof) or any Sales Information (as defined in Section 7 hereof) authorized by any Anchor Party for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) Prospectus is filed with or mailed to the Commission for filing and at the Closing Date referred to in Section 2, the Registration Statement, any preliminary or final Prospectus, any Securities Communication or any Sales Information authorized by any Anchor Party for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4.1(a) shall not apply to statements in or omissions from the Registration Statement, any preliminary or final Prospectus, any Securities Communication or any Sales Information made in reliance upon and in conformity with information furnished in writing to the Anchor Parties by the Selling Agent expressly regarding the Selling Agent for use under the caption “The Conversion--Marketing Arrangements” in the Prospectus, provided, however, that nothing has come to the attention of the Anchor Parties that would lead them to believe that the information under such caption contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

b.                No Anchor Party has directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or other offering material (including, without limitation, content on the party’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Permitted Free Writing Prospectus or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations to be distributed by the Anchor Parties and reviewed and approved in advance for distribution by the Selling Agent.   No Anchor Party has, directly or indirectly, prepared or used and no Anchor Party will, directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the Prospectus and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Selling Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 (without reliance on subsections (b), (c) and (d) of Rule 164); and  the Company is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the Rules and Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 from using free writing prospectuses in connection with the offering of the Shares.

c.                As of the Applicable Time (as defined below), neither the Prospectus or any preliminary Prospectus, nor any Permitted Free Writing Prospectus (collectively, the “Disclosure Package”), will contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4.1(c) shall not apply to statements in or omissions from the Prospectus, any preliminary Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Anchor Parties by the Selling Agent expressly regarding the Selling Agent for use under the caption “The Conversion--Marketing Arrangements” in the Prospectus, provided, however, that nothing has come to the attention of the Anchor Parties that would lead them to believe that the information under such captions contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The term “Applicable Time” means each and every date when a potential purchaser submits a subscription or otherwise commits to purchase Shares.

d.                The Company has filed with (i) the Department and the FDIC the Conversion Application, including the Plan, the Registration Statement and the Prospectus, and (ii) the Board, the Holding Company Application; each of which included exhibits and supplemental material, and has filed an amendment or amendments thereto, as required, and has published notice of such filings, as required, all of which applications have been or prior to the Closing Date will be approved by the Department, the FDIC and the Board, as appropriate, and the Plan has been adopted by the Board of Directors of the Bank, and has been or prior to the Closing Date will be approved by the depositors of the Bank in accordance with the Conversion Regulations.

e.               At the Closing Date, the Conversion and the Offering will have been effected in the manner described in the Prospectus and in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Conversion and the Offering imposed upon the Anchor Parties by the Commission, the FDIC, the Department, the Board, any state regulatory or Blue Sky authority or any other regulatory authority.

f.                 No order has been issued by the Commission, the FDIC, the Department, the Board, or any state regulatory or Blue Sky authority preventing or suspending the use of the Prospectus, and, to the knowledge of the Anchor Parties, no action by or before any such governmental entity to revoke any approval, authorization or order of effectiveness related to the Conversion or the Offering is pending or threatened.

g.                At the time of the approval of the Applications (including any amendment or supplement thereto) by the applicable regulatory authorities, the Applications complied as required in all material respects with the Conversion Regulations, the BHCA and applicable regulations thereunder.  The Prospectus contained in the Applications (including any amendment or supplement thereto), at the time of the approval of the Conversion Application by the Department and the FDIC and at all times subsequent thereto until the Closing Date, complied and will comply in all material respects with the Conversion Regulations.

h.               RP Financial LC (“RP”), which prepared the Independent Valuation dated as of August 20, 2010, described in the Prospectus (“Independent Valuation”), is independent with respect to the Anchor Parties within the meaning of the Conversion Regulations and is believed by the Anchor Parties to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the Anchor Parties believe that RP has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Conversion Regulations.

i.                 Moss Adams (“Moss Adams”), the firm which certified the financial statements, filed as part of the Registration Statement, is, with respect to the Anchor Parties, independent certified public accountants as required by the Code of Professional Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the regulations thereunder and such firm is not, with respect to the Anchor Parties, in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002 (“Sarbanes-Oxley Act”).

j.                 The consolidated financial statements, together with the related schedules and notes thereto, included in the Registration Statement and which are part of the Prospectus present fairly the financial condition, results of operations, changes in retained earnings and cash flows of the Bank and its consolidated subsidiaries, at and for the dates indicated and the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), applied on a consistent basis during the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with financial statements and other reports filed by the Bank with the Department and the FDIC except to the extent that accounting principles employed in such filings conform to the requirements of the Department and the FDIC and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes thereto included in the Prospectus present fairly the information shown therein on a basis consistent with the audited financial statements of the Bank included in the Registration Statement and which are part of the Prospectus, and as to the pro forma adjustments, such adjustments have been properly applied on the basis described therein.

k.                Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change or development likely to cause a material adverse change in the financial condition, net income, capital, properties, affairs or prospects of the Anchor Parties, taken as a whole, whether or not arising in the ordinary course of business, (ii) there has not been any material increase in the long-term debt of the combined institution taken as a whole, or in the principal amount of the combined institution’s assets which are classified as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the combined institution, nor have the Anchor Parties issued any securities or incurred any liability or obligations for borrowing other than in the ordinary course of business, (iii) there have not been any material transactions entered into by the Anchor Parties, except those transactions entered into in the ordinary course of business and those specifically described in or contemplated by the Prospectus, (iv) there has not been any material adverse change in the aggregate dollar amount of the Anchor Parties deposits or its net worth; (v) there has been no material adverse change in the Anchor Parties relationship with their insurance carriers, including, without limitation, cancellation or other termination of any fidelity bond or any other type of insurance coverage; (vi) there has been no material change in management of the Anchor Parties; (vii) none of the Anchor Parties has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) none of the Anchor Parties has defaulted in the payment of principal or interest on any outstanding debt obligations; and (ix) the capitalization, liabilities, assets, properties and business of the Anchor Parties conform in all material respects to the descriptions thereof contained in the Prospectus and (x) there has not occurred any other event and there has arisen no set of circumstances required by the 1933 Act or the 1933 Act Regulations to be disclosed in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus which has not been so set forth therein and fairly and accurately summarized therein.  The Anchor Parties have no material liability of any kind, contingent or otherwise, except as reflected in the financial statements filed as part of the Registration Statement or otherwise set forth in the Prospectus.

l.         The Company is a Washington corporation, duly organized and validly existing and in good standing under the laws of the State of Washington with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus under Washington law.  Upon consummation of the Offering, the Company will be a duly registered savings and loan holding company under the BHCA.

m.               The Bank is a state-chartered stock savings bank organized, validly existing and in good standing under the laws of the State of Washington with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus.

n.               The Anchor Parties have obtained all material licenses, permits, easements, convents and other governmental and regulatory authorizations (“Permits”) currently required for the conduct of their respective businesses (including, in the case of the Company, for the conduct of its business following the Conversion); all Permits are in full force and effect; the Anchor Parties are complying with all laws, rules, regulations and orders applicable to the operation of their respective businesses, except where noncompliance would not result in a material adverse effect on the conduct of the business, financial condition, results of operations, affairs or prospects of the Anchor Parties taken as a whole (a “Material Adverse Effect”); and none of the Anchor Parties has received notice of any proceeding or action relating to the revocation or modification of any such Permit which, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, might result in a Material Adverse Effect.

o.                The articles of incorporation, charter or similar instruments of the Anchor Parties are in full force and effect; no conservator or receiver has been appointed for any of the Anchor Parties; the Bank is operating as an insured depository institution. Each of the Anchor Parties is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business (currently and as contemplated following the Conversion) requires such qualification unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect.

p.                Upon consummation of the Conversion, all of the outstanding capital stock of the Bank will be duly authorized and validly issued and fully paid and nonassessable; and all such stock will be owned directly by the Company, free and clear of all liens, encumbrances, claims or other restrictions. Each of the Anchor Parties does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus. The activities of the Company’s subsidiaries will be permitted to subsidiaries of Washington-chartered corporations and to subsidiaries of federally regulated bank holding companies (with respect to the Bank), and the activities of the Bank and its subsidiaries will be permitted by the rules and regulations of the Department and FDIC, and any other state or federal authority having jurisdiction over such matters.

q.                The deposit accounts of the Bank are, and following the Closing Date of the Conversion the deposit accounts of the Bank will be, insured by the FDIC, up to the maximum amounts allowed by law. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (“Liquidation Account”) will be duly established by the Bank in accordance with the requirements of the Conversion Regulations.  The Bank conducts its business in compliance in all material respects with all federal, state and local statutes, laws, rules, regulations, decisions, directives and orders applicable to it (including, without limitation, all regulations and orders of, or agreements with, the Department, the FDIC, and the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act and the USA Patriot Act).

r.                 Except as described in the Prospectus there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of the Bank, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another Anchor Party, (B) to make any loans or advances to, or investments in, another Anchor Party or (C) to transfer any of its property or assets to another Anchor Party.  Except as described in the Prospectus, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Company.

s.                The Anchor Parties have properly administered all accounts for which they act as a fiduciary, including but not limited to accounts for which they serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect.  Neither any Anchor Party nor any of their respective directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

t.                Upon consummation of the Conversion, the authorized equity capital of the Company will consist of 45,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, and the issued and outstanding equity capital of the Company will be consistent with that set forth in the Prospectus under the caption “Capitalization”; except as described in the Prospectus, no shares of Common Stock, or securities exercisable into or exchangeable for Common Stock, will have been issued prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable; and the terms and provisions of the Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

u.                As of the date hereof and as of the Closing Date, none of the Anchor Parties, is or will be in violation of its articles, charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit (as herein defined) or any other agreement or instrument to which it is a party or by which it or any of its property may be bound; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the knowledge of the Anchor Parties, threatened any action or proceeding wherein the Anchor Parties would or might be alleged to be in default thereunder, where such action or proceeding, if determined adversely to the Anchor Parties, would have a Material Adverse Effect.

v.               The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Anchor Parties, and this Agreement has been validly executed and delivered by the Anchor Parties and is the valid, legal and binding obligation of the Anchor Parties, enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws related to or affecting the enforcement of creditors’ rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief. The execution and delivery of this Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, the articles, charter or bylaws of the Anchor Parties, or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit or any other agreement or instrument to which the Anchor Parties, or in which the Anchor Parties, has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Anchor Parties; or (iii) result in the creation of any lien, charge, encumbrance or other restriction upon any property of the Anchor Parties.

w.               The Anchor Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, and the Company has all such power, authority, authorizations and orders as may be required to issue and sell the Shares as provided in the Plan and described in the Prospectus, subject to the approval of the applicable regulatory authorities and the satisfaction of any conditions of such approval.

x.                The Anchor Parties have good and marketable title in fee simple to all real property and good title to all personal property owned by them and material to their business, in each case free and clear of all security interests, liens, mortgages, pledges, encumbrances, restrictions, claims, equities and other defects except such as are referred to in the Prospectus, or such as do not materially affect the value of such property in the aggregate and do not materially interfere with the use made or proposed to be made of such property; and all of the leases under which the Anchor Parties hold real or personal property are valid and existing leases, enforceable, to the knowledge of the Anchor Parties, against the parties thereto, and in full force and effect with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real or personal property, and no Anchor Party is in default in any material respect of any of the terms or provisions of any material leases.

y.                As of the date hereof and as of the Closing Date and the effective date of the Registration Statement, the Anchor Parties, are not subject to and have not been advised by the Commission, the Board, the FDIC or the Department that it is issuing or requesting (or is considering the appropriateness of issuing or requesting) and will not be in violation of any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive (other than orders or directives applicable to the banking industry as a whole) by, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions (other than board resolutions required by law or regulation and applicable to the banking industry as a whole) at the request of the Commission, the Board, the FDIC, the Department or any other federal or state governmental authorities to make any material change in the method of conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of such governmental agencies), and no suit or proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body is or will be pending or, to the knowledge of the Anchor Parties, threatened, which might materially and adversely affect the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Prospectus, or which might result in a Material Adverse Effect, or which would materially affect its respective properties and assets or which is required to be disclosed in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus and is not so disclosed.

z.                The Anchor Parties have received an opinion of their counsel, Silver, Freedman and Taff, L.L.P., Washington, D.C. (“SFT”), with respect to the federal income tax consequences of the Conversion, an opinion of their counsel, Blado Kiger P.S., Tacoma Washington (“BK”), with respect to the Washington state income tax consequences of the Conversion; the opinions of SFT and BK are accurately summarized in the Conversion Applications and the Prospectus. The facts and representations upon which such opinions are based are truthful, accurate and complete, and no Anchor Party will take any action inconsistent therewith.  The facts and representations provided to Breyer & Associates PC (“Breyer & Associates”) by the Anchor Parties and upon which Breyer & Associates will base its opinion under Section 8(c)(i) are and will be truthful, accurate and complete.

aa.              No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of any Anchor Party in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, Permit or any other instrument or agreement to which any Anchor Party or by which any of them or any of their respective property is bound or affected which, in any such case, could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect; each of such agreements is in full force and effect and is the legal, valid and binding agreement of the applicable Anchor Party and the other parties thereto, enforceable, to the knowledge of the Anchor Parties, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and no other party to any such agreement has instituted or, to the knowledge of the Anchor Parties, threatened any action or proceeding wherein the Anchor Parties or any subsidiary thereof would or might be alleged to be in default thereunder.  There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus are fairly summarized in all material respects.  No Anchor Party has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by any Anchor Party or, to the knowledge of any Anchor Party, any other party to any such contract or agreement.

bb.             Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Registration Statement, none of the Anchor Parties has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business. For purposes of this Section 4.1(bb), obligations for borrowed money do not include deposits.

cc.              The Anchor Parties have filed all Federal, state and local tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, except such as are being contested in good faith and for which an adequate reserve or accrual has been established in accordance with generally accepted accounting principles in the United States or where the failure to so timely and properly prepare and file could not have, individually or in the aggregate, a Material Adverse Effect.  The Anchor Parties have no knowledge of any tax deficiency which has been or might be assessed against any Anchor Party which, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect.  All material tax liabilities have been adequately provided for in the financial statements of the Bank in accordance with generally accepted accounting principles in the United States. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Company or with the issuance or sale by the Company of the Shares.

dd.             None of the Anchor Parties maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  In addition, (A) the employee benefit plans, including employee welfare benefit plans, of the Anchor Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (B) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Anchor Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (C) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Anchor Parties and (D) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect.  There are no pending or, to the knowledge of the Anchor Parties, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

ee.              Except for the employee stock ownership plan maintained by the Anchor Parties, none of the Anchor Parties has made any other payment of funds of the Anchor Parties as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

ff.               None of the Anchor Parties has: (i) other than as described in the Prospectus issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and routine purchases and sales of securities for or from its portfolio; (iii) entered into a financial or management consulting agreement relating to the sale of stock, except as contemplated hereunder; or (iv) engaged any intermediary between the Selling Agent and any Anchor Party in connection with any offering of shares of its capital stock, and no person is being compensated in any manner for such service. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Offering is not completed for whatever reason or for delivery to the Company if all Shares are sold.

gg.             None of the Anchor Parties is, and none intend to conduct business in a manner in which would cause it to become, an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended or the Investment Advisers Act of 1940, as amended.

hh.             All Sales Information used by the Company in connection with the Offering that is required by the Conversion Regulations to be filed has been filed with and approved by the applicable regulatory authority.

ii.                The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Anchor Parties believe were reliable and accurate at the time they were filed with the Commission.  No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

jj.                Except for information provided in writing to the Anchor Parties by the Selling Agent related to the Selling Agent for use in the Prospectus and appearing under the heading “The Conversion --Marketing Arrangements”, the Anchor Parties have not relied upon the Selling Agent or its legal or other advisors for any legal, tax or accounting advice in connection with the Offering or the Conversion.

kk.              Except as described in the Prospectus and except as would not have, singly or in the aggregate, a Material Adverse Effect, (A) no Anchor Party is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Anchor Parties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in material compliance with their requirements, (C) there are no pending or, to the knowledge of the Anchor Parties, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any Anchor Party and (D) there are no events or circumstances known to the Anchor Parties that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Anchor Parties relating to Hazardous Materials or any Environmental Laws. Except as described in the Registration Statement, and the Prospectus or except as would not have, individually or in the aggregate, a Material Adverse Effect, to the Anchor Parties knowledge, none of the property owned or leased by the Anchor Parties or their predecessors is contaminated with any Hazardous Materials, and no Anchor Party may be deemed an “owner or operator” of a “facility” or “vessel” which owns, possesses, transports, generates or disposes of a “hazardous substance” as those terms are defined in §9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.

ll.                All of the loans represented as assets on the most recent financial statements or selected financial information included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

mm.            The Anchor Parties own, or possess adequate rights to use, all patents, copyrights, trademarks, service marks, trade names and other rights necessary to conduct the businesses now conducted by them in all material respects or as described in the Prospectus, each Prospectus and any Permitted Free Writing Prospectus and no Anchor Party has received any notice of infringement or conflict with asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names or other rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and no Anchor Party knows of any basis for any such infringement or conflict which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

nn.             All documents made available to or delivered or to be made available to or delivered by any Anchor Party or their representatives in connection with the issuance and sale of the Shares, including records of account holders, depositors and borrowers used by the Anchor Parties to determine the identity of Eligible Account Holders and Supplemental Eligible Account Holders, or in connection with the Selling Agent’s exercise of due diligence, except for those documents that were prepared by parties other than any Anchor Party or their representatives, to the knowledge of the Anchor Parties, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

oo.             No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approvals of the Commission, the Board, the Department and the FDIC, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the FINRA.

pp.             The Anchor Parties are and will be, as the case may be, in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

qq.             The Anchor Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The books, records and accounts and systems of internal accounting control of the Anchor Parties comply in all material respects with the requirements of Section 13(b)(2) of the 1934 Act.  The Company will establish disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) that are designed to ensure that the information required to be disclosed in the reports that are filed or submitted under the 1934 Act is accumulated and communicated to the Company’s management (including its chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms.  Moss Adams and the Audit Committee of the Board of Directors have been advised of:  (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Anchor Parties ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Anchor Parties internal accounting controls.

rr.               The Anchor Parties carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.  All policies of insurance insuring the Anchor Parties or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Anchor Parties are in compliance with the terms of such policies in all material respects. None of the Anchor Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures shall have to be made in order to continue such insurance.  There are no claims under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause where absence of coverage would have a Material Adverse Effect.

ss.              No relationship, direct or indirect, exists between or among the Anchor Parties, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Anchor Parties, on the other hand, which is required to be described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus which is not adequately described therein.

tt.               To the knowledge of the Anchor Parties, there are no affiliations or associations between any member of the FINRA and any of the Company’s officers, directors, 5% or greater security holders or beneficial owners of unregistered equity securities that were acquired within the 180 days prior to [________ __], 2010, except as set forth in the Registration Statement.

uu.             The Anchor Parties have taken all actions necessary to obtain on the Closing Date a Blue Sky Memorandum from [SFT] which sets forth those states in which the shares of Common Stock are registered or qualified for sale, or exempt from any such registration or qualification of sale.

vv.             Any certificate signed by an officer of any Anchor Party and delivered to the Selling Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by such Anchor Party to the Selling Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

4.2 Representations and Warranties of the Selling Agent. The Selling Agent represents and warrants to the Anchor Parties as follows:

a.                The Selling Agent is registered as a broker-dealer with the Commission and is a member of FINRA.

b.               The Selling Agent is validly existing and in good standing as a corporation under the laws of the State of New York with the corporate power and authority to provide the services to be furnished to the Anchor Parties hereunder.

c.                The execution and delivery of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Selling Agent, and this Agreement is a legal, valid and binding obligation of the Selling Agent, enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws related to or affecting the enforcement of creditors’ rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief.

d.                The Selling Agent and, to the Selling Agent’s knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by the Selling Agent shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Selling Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Selling Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

e.                The execution and delivery of this Agreement by the Selling Agent, the fulfillment of the terms set forth herein and the consummation of the transactions herein contemplated shall not violate or conflict with the corporate charter or bylaws of the Selling Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which the Selling Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order applicable to it.

f.                 Any funds received by the Selling Agent to purchase Shares in the Syndicated Community Offering will be handled in accordance with Rule 15c2-4 under the 1934 Act, to the extent applicable.

SECTION 5. Additional Covenants of the Anchor Parties. The Anchor Parties hereby jointly and severally covenant with the Selling Agent as follows:

a.                The Anchor Parties will not file any amendment or supplement to the Registration Statement, the Prospectus or any Application without written notice to the Selling Agent of its intention to do so and providing the Selling Agent and its counsel an opportunity to review such amendment or supplement, nor will any Anchor Party file any such amendment or supplement to which the Selling Agent or its counsel shall reasonably object.

b.                The Anchor Parties will use their best efforts to cause each Application not heretofore approved to be approved by the applicable regulatory authority and will promptly upon receipt of any information concerning the events listed below notify the Selling Agent and its counsel in writing: (i) of the approval of any Application not heretofore approved; (ii) of the receipt of any comments from the Board, the Department, the FDIC or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (iii) of the receipt of any comments from the Commission to the Registration Statement or the Prospectus, (iv) of the request by the Commission, the Board, the Department, the FDIC or any other governmental entity for any amendment or supplement to the Registration Statement, the Prospectus or any Application or for additional information; (v) of the issuance by the Commission, the Board, the Department, the FDIC or any other governmental entity of any order or other action suspending the Conversion or the use of the Registration Statement or the Prospectus or any other filing of the Company and the Bank under the Conversion Regulations, the BHCA, the 1933 Act, 1933 Act Regulations or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, the Board, the Department, the FDIC or any other state governmental authority of any stop order suspending the effectiveness of the Registration Statement or any Application or of the initiation or threat of any proceedings for such purpose; or (vii) of the occurrence of any event mentioned in paragraph (f) below. The Anchor Parties will make every reasonable effort to prevent the issuance by the Commission, the Board, the Department, the FDIC or any other governmental authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Anchor Parties will provide copies of the foregoing comments, requests and orders to the Selling Agent upon receipt of such items.  The Anchor Parties will cause any Permitted Free Writing Prospectus required to be filed with the Commission to be timely filed with the Commission in accordance with the 1933 Act Regulations.

c.                The Anchor Parties will promptly deliver to the Selling Agent and to its counsel two conformed copies of each of the following documents, with all exhibits: each Application as originally filed and each amendment or supplement thereto and the Registration Statement as originally filed and each amendment thereto. In addition, the Anchor Parties will also promptly deliver to the Selling Agent such number of copies of the closing documents with respect to the Conversion and the Offering as the Selling Agent may reasonably request.

d.                The Anchor Parties will furnish to the Selling Agent, from time to time during the period when the Prospectus is required to be delivered under federal or state securities laws or regulations or the applicable rules and regulations of any other governmental entity, such number of copies of the Prospectus (as amended or supplemented) as the Selling Agent may reasonably request for the purposes contemplated by such federal or state securities laws or regulations or the applicable rules and regulations of any other governmental entity. The Company authorizes the Selling Agent to use the Prospectus (as amended or supplemented) for any lawful manner in connection with the sale of the Shares.

e.               The Anchor Parties will comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission, the Board, Department, FDIC, any other regulatory or Blue Sky authority or any other governmental entity, including the terms, conditions, requirements and provisions contained in the Conversion Regulations, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations, as amended, of the Commission promulgated under the 1934 Act (the “1934 Act Regulations”) including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Shares during such period in accordance with the provisions hereof and the Prospectus.                         .

f.                 If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any Anchor Party shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Anchor Parties, to amend or supplement the Registration Statement or the Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Anchor Parties will, at their expense, forthwith prepare, file with the Commission and furnish to the Selling Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Selling Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Anchor Parties each will timely furnish to the Selling Agent such information with respect to itself as the Selling Agent may from time to time reasonably request.

g.                The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without the prior written consent of the Selling Agent, any shares of, or any securities convertible into or exercisable for shares of, Common Stock other than in connection with any plan or arrangement described in the Prospectus.

h.                During the period in which the Company’s Common Stock is registered under the 1934 Act, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with the 1934 Act and Regulation S-X under the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the Closing Date) financial information of the Company and its subsidiaries for such quarter in reasonable detail.

i.                 During the period of three years from the date hereof, the Company will furnish to the Selling Agent: (i) promptly after it becomes available, a copy of each report of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), a copy of each other report of the Company mailed to its stockholders or filed with the Commission or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted and each press release and material news item and article released by the Company or its subsidiaries, and (ii) from time to time, such other public information concerning the Company and its subsidiaries as the Selling Agent may reasonably request.

j.                 The Company and the Bank will use the net proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds From this Offering.”

k.                Other than as permitted by the Conversion Regulations, the 1933 Act, the 1933 Act Regulations and the laws of any jurisdiction in which the Shares are qualified for sale, neither the Company nor the Bank will distribute any Prospectus or other Sales Information or offering materials in connection with the offer and sale of the Shares.

l.                 The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

m.               The Company will register the Common Stock under Section 12(b) of the 1934 Act effective on or prior to the Closing Date. The Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness or such shorter period as may be required by the FDIC and Department.

n.                The Company will use its best efforts to obtain approval for, effective on or prior to the Closing Date, and maintain quotation of the Common Stock on the Nasdaq Global Select Market.

o.                The Anchor Parties will maintain appropriate arrangements for depositing all funds received from persons delivering orders to purchase Shares in the Subscription and Community Offerings on an interest-bearing basis at the rate described in the Prospectus until the Closing Date or until the Offering is terminated in accordance with the Plan and as described in the Prospectus. The Anchor Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC and to enable the Company to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

p.                The Anchor Parties will take such actions and furnish such information as are reasonably requested by the Selling Agent in order for the Selling Agent to ensure compliance with FINRA Rule 2790.

q.                The Anchor Parties will conduct their respective businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the FDIC and the Department.

r.                 The Anchor Parties will not amend the Plan without the Selling Agent’s prior written consent, which consent shall not be unreasonably withheld, in any manner that, in the opinion of the Selling Agent, would affect the sale of the Shares or the terms of this Agreement.

s.                The Anchor Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Selling Agent specified in Section 8 hereof.

t.                 Prior to the Closing Date, the Anchor Parties shall have received approval of each Application required to consummate the Conversion.

u.               The Anchor Parties shall assist the Selling Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Selling Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

v.               Prior to the Closing Date, the Anchor Parties will inform the Selling Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

w.               The Company will not deliver the Shares until the Anchor Parties have satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Selling Agent.

x.                The Company shall notify the Selling Agent when funds shall have been received for the minimum number of Shares set forth in the Prospectus.

y.                Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Anchor Parties will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of Anchor Parties, taken as a whole.

z.                The Anchor Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Board, the Department, the FDIC, the Commission, the 1933 Act and the 1933 Act

Regulations, the 1934 Act and the 1934 Act Regulations to be complied with subsequent to the Closing Date.  The Company will comply with all provisions of all undertakings contained in the Registration Statement.

aa.              The Company shall comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by any governmental authority.

SECTION 6. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Company is consummated, the Anchor Parties jointly and severally agree to pay all expenses incident to the performance of the obligations of any Anchor Party under this Agreement, including the following: (i) the preparation, printing, issuance and delivery of the certificates evidencing the Shares sold to the purchasers in the Offering and the printing and delivery of all other documents applicable to the Conversion and the Offering; (ii) the fees and disbursements of the Anchor Parties’ counsel, accountants and other advisors; (iii) the qualification or exemption from qualification of the Shares under all applicable securities or Blue Sky laws, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky Survey concerning such jurisdictions as the Selling Agent may reasonably designate; (iv) the printing and mailing costs of the Offering, including the delivery to the Selling Agent in such quantities as the Selling Agent shall reasonably request of copies of the Registration Statement, the Prospectus and the Applications as originally filed and as amended or supplemented and all other documents in connection with the Conversion and this Agreement; (v) the filing fees incurred in connection with the review of the Registration Statement, the Applications and any other application, form or filing by the Commission, the Board, the Department and the FDIC; (vi) the filing fees and the fees and disbursements of counsel to the Selling Agent incurred in connection with the review of the Offering by FINRA; (vii) the fees for listing the Shares on the Nasdaq Global Select Market; (viii) the fees and expenses relating to the Independent Valuation; (ix) the fees and expenses relating to proxy solicitation, advertising expenses, temporary personnel expenses, expenses related to the Stock Information Center to be established, investor meeting expenses and other miscellaneous expenses relating to the marketing of the Shares; and (x) the fees and charges of any transfer agent, registrar or other agent. In the event that the Selling Agent incurs any such expenses on behalf of the Anchor Parties, the Anchor Parties will pay or reimburse the Selling Agent for such expenses regardless of whether the Conversion is successfully completed, and such reimbursements will not be included in the expense limitations set forth in Section 1(d).

SECTION 7. Indemnification and Contribution.

a.                The Anchor Parties jointly and severally agree to indemnify and hold harmless the Selling Agent, its officers, directors, employees and agents and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage, and expense whatsoever (which shall include, but not be limited to amounts incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) any preliminary prospectus, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) that is not a Permitted Free Writing Prospectus used by a Anchor Party in violation of Section 4.1(b) of this Agreement, or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any preliminary prospectus or the Prospectus or (B) in any application or other document or communication filed with the Commission or any securities exchange (“Securities Communication”) or (C) in any application or other document, advertisement or communication prepared, made or executed by or on behalf of any Anchor Party or based upon written information or statements furnished or made by any Anchor Party or its representatives (including counsel) whether or not filed in any jurisdiction in order to register or qualify any or all of the Shares under the securities law thereof (the “Sales Information”); unless such statement or omission was made in reliance upon and in conformity with written information concerning the Selling Agent or the compensation of the Selling Agent furnished to the Company by or on behalf of the Selling Agent expressly for inclusion in any preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any Securities Communication or Sales Information, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Anchor Parties contained in this Agreement. For purposes of this section, the term “expense” shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by the Selling Agent’s directors, officers and employees according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all affiliates of the Selling Agent, their respective directors, officers, employees, legal counsel, agents and controlling persons within the meaning of the federal securities laws. The foregoing agreement to indemnify shall be in addition to any liability the Anchor Parties may otherwise have to the Selling Agent or the persons entitled to the benefit of these indemnification provisions.

b.                The Selling Agent agrees to indemnify and hold harmless the Company, its directors, officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information about the Selling Agent, or the compensation of the Selling Agent, furnished to the Company by the Selling Agent expressly for use in the Registration Statement or the Prospectus and appearing under the heading “The Conversion--Marketing Arrangements.”

c.                An indemnified party shall give prompt notice to the indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel satisfactory to the indemnified parties, and payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel (but only one counsel) in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Anchor Parties shall be liable for any settlement of any claim against the Selling Agent (or its directors, officers, employees, affiliates or controlling persons), made with the Anchor Parties’ written consent, which consent shall not be unreasonably withheld. The Anchor Parties shall not, without the written consent of the Selling Agent, settle or compromise any claim against the Selling Agent based upon circumstances giving rise to an indemnification claim against the Anchor Parties hereunder unless such settlement or compromise provides that the Selling Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

d.                In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Anchor Parties, on the one hand, and the Selling Agent, on the other hand, shall contribute to the amount paid or payable by such indemnified persons as a result of such loss, liability, claim, damage and expense in such proportion as is appropriate to reflect the relative benefits received by the Anchor Parties, on the one hand, and the Selling Agent, on the other hand, from the Offering, and also the relative fault of the Anchor Parties, on the one hand, and the Selling Agent, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability claim, damage and expense, and any other relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Selling Agent shall not be obligated to contribute any amount hereunder that exceeds the total amount of the fees paid to the Selling Agent hereunder.

e.                The indemnity and contribution agreements contained herein are in addition to any liability which the Anchor Parties may otherwise have to the Selling Agent.

f.                 Neither termination nor completion of the engagement of the Selling Agent nor any investigation made by or on behalf of the Selling Agent shall affect the indemnification, obligations of the Anchor Parties or the Selling Agent hereunder, which shall remain and continue to be operative and in full force and effect.

SECTION 8. Conditions of the Selling Agent’s Obligations. The obligations of the Selling Agent hereunder as to the Shares to be delivered at the Closing Date are subject, in the discretion of the Selling Agent, to the condition that all representations and warranties and other statements of the Anchor Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Anchor Parties shall have performed in all material respects all of their respective obligations hereunder to be performed on or before such dates, and to the following conditions:

a.                At the Closing Date, the Anchor Parties shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon them by the Board, the Department and the FDIC.

b.                The Registration Statement shall have been declared effective by the Commission and cleared for use by the [FDIC and Department] not later than 5:30 p.m. on the date of this Agreement, or with the written consent of the Selling Agent at another time and date; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement or the consummation of the Conversion shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or any state securities or Blue Sky authority, and no order or other action suspending the effectiveness of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or threatened by the [FDIC and Department] and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.  The Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, and all amendments or supplements thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  None of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

c.                At the Closing Date, the Selling Agent shall have received:

(i) The favorable opinion, dated as of the Closing Date addressed to the Selling Agent and for its and its counsel’s benefit, of Breyer & Associates, as to issues of federal, Washington and, with respect to enforceability of this Agreement, New York law set forth below. The opinion of Breyer & Associates shall be in form and substance to the effect that:

(1)             The Bank is duly organized and is validly existing under the laws of the State of Washington as a state-chartered savings bank in mutual form; and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Prospectus and any Permitted Free Writing Prospectus.

(2)             The Company has been duly incorporated and is validly existing as a corporation under the laws of Washington, and has the corporate power and authority to own, lease and operate its properties and to conduct its business following the Conversion, as described in the Registration Statement and Prospectus. Upon consummation of the Offering, the Company will be a registered bank holding company under the BHCA.

(3)             Each of the Anchor Parties is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is and, following consummation of the Conversion, will be required, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect.

(4)             All of the outstanding capital stock of the Bank is duly authorized and validly issued, fully paid and non-assessable and, upon consummation of the Conversion, will be owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other restrictions.

(5)             The Bank is a member of the FHLB-Seattle. The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and to such counsel’s knowledge no proceedings for the termination or revocation of such insurance are pending or threatened;

(6)             The activities of each Anchor Party prior to and following the Conversion as described in the Registration Statement and Prospectus are permitted to subsidiaries of a Washington-chartered savings bank or a federally regulated bank holding company by the rules, regulations, policies and practices of the Board, the FDIC, the Department and any other federal or state authority having jurisdiction over such matters.

(7)             Upon consummation of the Conversion the authorized equity capital of the Company will consist of 45,000,000 shares of common stock and 5,000,000 shares of preferred stock, and the issued and outstanding equity capital of the Company will be consistent with that set forth in the Registration Statement and the Prospectus under the caption “Capitalization”; except as described in the Prospectus, no shares of the Company’s common stock, or securities exercisable into or exchangeable for common stock, will have been issued prior to the Closing; at the time of the Conversion, the Shares will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan, will be duly authorized and validly issued and fully paid and nonassessable; except as described in the Prospectus, the issuance of the Shares is not subject to any preemptive or similar rights. Upon the issuance of the Shares, against payment therefor in accordance with the Prospectus, the purchasers will have full legal title to the Shares, subject to such claims as may be asserted against the purchasers thereof by third-party claimants of such purchasers.  Except as described in the Prospectus, there are no warrants or options to purchase any securities of the Company.

(8)             Each Application, including the Plan,  has been approved by the applicable regulatory authority pursuant to the Conversion Regulations or the BHCA and the applicable regulations thereunder and the Prospectus has been authorized for use by the FDIC and the Department and no action has been taken or is pending or, to Breyer & Associates’ knowledge, threatened by the FDIC, the Department, the Commission or any state authority to revoke such approvals and authorizations, and to Breyer & Associates’ knowledge, no person has sought to obtain regulatory or judicial review of the final action of the FDIC and Department approving the Plan, the Conversion Application or the Prospectus.

(9)             Each Application, including the Plan, as amended or supplemented, if amended or supplemented, as filed with the applicable regulatory authority complied as to form in all material respects with the requirements of the Conversion Regulations or the BHCA.  At the time the Registration Statement became effective the Prospectus (other than the financial statements, notes to financial statements, stock valuation information and other financial, tabular and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Conversion Regulations.

(10)           The FDIC and the Department approvals of the Plan remain in full force and effect; to Breyer & Associates’ knowledge, the Anchor Parties have conducted the Conversion in all material respects in accordance with the requirements of the Conversion Regulations, federal law, all other applicable regulations, decisions and orders and the Plan, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed by the Department or the FDIC; the Applications and Plan comply in all material respects with all applicable federal law, rules, regulations, decisions and orders, including but not limited to the Conversion Regulations and the BHCA (other than the financial statements, notes to financial statements, stock valuation information and other financial, tabular and statistical data included therein, as to which no opinion need be rendered); no order has been issued by the Department or the FDIC to suspend the Conversion and no action for such purpose has been instituted or, to Breyer & Associates’ knowledge, threatened by the Department or the FDIC; and, to Breyer & Associates’ knowledge, no person has sought to obtain review of the final action of the Department or the FDIC in approving any Conversion Application or the Plan.

(11)           The Anchor Parties each have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated thereby and by the Plan and the Applications; this Agreement and the consummation of the transactions contemplated hereby, has been duly authorized, executed and delivered by the Anchor Parties and is the legal, valid and binding agreement of the Anchor Parties, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership and other laws of general applicability relating to or affecting creditors’ rights or the rights of creditors of depository institutions the deposits of which are insured by the FDIC, to general principles of equity (whether considered in an action at law or in equity) and to the extent that rights to indemnity and contribution thereunder may be limited under applicable federal or state securities laws or the policies underlying such laws.

(12)           The Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus and any Permitted Free Writing Prospectus pursuant to Rule 424(b) or Rule 433 has been made within the time period required by Rule 424(b) or Rule 433 (other than the Permitted Free Writing Prospectus identified in Schedule II to this Agreement, which was not filed in reliance upon Rule 433(d)(8)) and no stop order proceedings with respect thereto have been instituted or to the knowledge of such counsel, are pending or threatened under the 1933 Act.

(13)           All conditions imposed by the Board, the Department or the FDIC in connection with its approvals of the Applications have been satisfied, other than any post-closing filings and submissions, and no further approval, authorization, consent or other order of any federal or state regulatory, administrative or other governmental board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion.

(14)           The Registration Statement and the Prospectus and any amendments or supplements thereto, as of their respective effective or issue dates (other than the financial statements, notes to financial statements, stock valuation information and other financial, tabular and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  The information in the Registration Statement and Prospectus under the captions “Our Policy

Regarding Dividends,” “How We Are Regulated,” “Taxation,” “The Conversion,” “Restrictions on Acquisition of Anchor Bancorp and Anchor Bank” and “Description of Capital Stock of Anchor Bancorp,” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by Breyer & Associates and is correct in all material respects.  The descriptions in the Prospectus of statutes or regulations are accurate summaries in all material respects and fairly present the information required to be shown.

(15)           The terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form.

(16)           No action, suit or proceeding at law or in equity is pending or, to counsel’s knowledge, threatened in writing against or affecting the Anchor Parties or any of their properties before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on the consummation of this Agreement or which is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

(17)           To Breyer & Associates’ knowledge, there are no contracts or documents required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not so filed or described as required.  The statements in the Registration Statement and the Prospectus summarizing the documents referred to therein (including, but not limited to, the exhibits filed in the Registration Statement), laws, statutes, rules and regulations fairly and correctly present in all material respects the information required to be presented by the 1933 Act and the 1933 Act Regulations.

(18)           The Anchor Parties have obtained all material licenses, Permits and other governmental authorizations currently required for the conduct of their respective businesses, as described in the Registration Statement and Prospectus and all such licenses, permits and other governmental authorizations are in full force and effect; and to Breyer & Associates’ knowledge the Anchor Parties are in all material respects complying therewith.

(19)           All corporate acts and other proceedings required to be taken by or on the part of the Anchor Parties to adopt and approve the Plan have been properly taken, including the votes of the depositors of the Bank.

(20)           The Company’s articles of incorporation and bylaws comply in all material respects with the Washington Business Corporation Act (“WBCA”).

(21)           The Bank’s articles of incorporation and bylaws comply in all material respects with the WBCA and the rules and regulations of the Department.

(22)           To Breyer & Associates’ knowledge, none of the Anchor Parties is in violation of its articles, charter and bylaws or in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, except for such defaults or violations which would not have a Material Adverse Effect.   To Breyer & Associates’ knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Anchor Parties pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any Anchor Party is a party or by which any of them may be bound, or to which any of the property or assets of the Anchor Parties are subject; and such action will not result in any violation of the provisions of the articles, charter or bylaws of any Anchor Party, or result in any violation of any applicable federal or state law, act, regulation (except that no opinion with respect to the securities and blue sky laws of various jurisdictions or the rules or regulations of FINRA need be rendered) or order or court order, writ, injunction or decree.

(23)           To Breyer & Associates’ knowledge, none of the Anchor Parties is in violation of any directive from the Board, the Department or the FDIC to make any material change in the method of conducting its business, and the Anchor Parties have conducted and are conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the FDIC, the Department and the Board).

(24)           None of the Anchor Parties is required to be registered as an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

In rendering their opinion, Breyer & Associates may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials, certificates or opinions of other counsel reasonably satisfactory to the Selling Agent and, as to matters of fact, officers’ certificates. The opinion of such counsel need refer only to matters of Washington and federal law and, with respect to enforceability, New York law, and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Selling Agent.

(ii) The letter of Breyer & Associates, addressed to the Selling Agent, dated the Closing Date, in form and substance to the effect that:

During the preparation of the Conversion Application, the Registration Statement, the Prospectus,, the Proxy Statement and such counsel participated in conferences with management of and the independent certified public accountants for the Anchor Parties. Based upon such conferences and such review of corporate records of the Anchor Parties as such counsel conducted in connection with the preparation of the  Conversion Application, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, the Proxy Statement, nothing has come to their attention that would lead them to believe that : (i) the Registration Statement, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; (ii) the Conversion Application, the Prospectus, any Permitted Free Writing Prospectus, the Proxy Statement, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that there is any amendment to the Registration Statement required by the 1933 Act or the 1933 Act Regulations to be filed.

(iii) The favorable opinion, dated as of the Closing Date, of Elias Matz Tiernan & Herrick L.L.P., counsel for the Selling Agent, with respect to such matters as the Selling Agent may reasonably require. Such opinion may rely upon certificates of officers and directors of the Anchor Parties delivered pursuant hereto or as such counsel shall reasonably request.

(iv) A Blue Sky Memorandum from SFT relating to the Offering, including Selling Agent’s participation therein, and should be furnished to the Company with a copy thereof addressed to Selling Agent or upon which SFT shall state Selling Agent may rely. The Blue Sky Memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Common Stock under the state securities laws of all of the states of the United States and the District of Columbia.

d.                At the Closing Date, the Selling Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Anchor Parties, dated the Closing Date, to the effect that: (i) they have carefully examined the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and, in their opinion, as of the effective date of the Registration Statement, the date of the Prospectus and the dates of any Permitted Free Writing Prospectus, the statements contained therein were true and correct, and such Registration Statement, Prospectus, and any Permitted Free Writing Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company or the Bank and the conditions set forth in this Section 8 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no Material Adverse Effect, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and all covenants and obligations required to be performed or complied with by any Anchor Party pursuant to this Agreement as of the Closing Date have been so performed or complied with; (v) the Anchor Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply with all obligations to be satisfied by them after the Conversion; (vi) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or any state securities or Blue Sky authority; (vii) no order suspending the Offering, the Conversion or the effectiveness of the Prospectus has been issued and no proceedings for that purpose have been issued and no proceedings for that purpose have been initiated or threatened by the Department or the FDIC; and (viii) to the knowledge of the Company or the Bank, no person has sought to obtain review of the final action of the FDIC or the Department in approving the Plan.

e.                Prior to and at the Closing Date: (i) there shall have been no material adverse effect on the business, financial condition, results of operations, affairs or prospects of the Anchor Parties taken as a whole since the respective dates as of which information is given in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by any Anchor Party since the latest dates as of which the financial condition of the Anchor Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) no Anchor Party shall have received from the Board, the Department or the FDIC or any other government agency any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Selling Agent) or which would materially and adversely affect the business, financial condition, results of operations, affairs or prospects; (iv) no Anchor Party shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of any Anchor Party, threatened against any Anchor Party, or affecting any of their respective properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, financial condition, results of operations, affairs or prospects of the Anchor Parties taken as a whole; and (vi) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Selling Agent shall have reasonably requested and as agreed to by the Company.

f.                Concurrently with the execution of this Agreement, the Selling Agent and the Anchor Parties shall receive a letter from Moss Adams dated the date hereof and addressed to the Selling Agent and the Anchor Parties: (i) confirming that Moss Adams is a firm of independent certified public accountants with respect to the Bank within the meaning of the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, is in compliance with the auditor independence requirements of the Sarbanes-Oxley Act and no information concerning Moss Adams’s relationship with or interests in any Anchor Party is required to be disclosed in the Prospectus, and stating in effect that in Moss Adams’s opinion the consolidated financial statements of Mid-Tier included in the Prospectus and covered by Moss Adams’s opinion included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations, the 1934 Act Regulations and accounting principles generally accepted in the United States of America; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a review, in accordance with Statement on Auditing Standards No. 71, of the latest available unaudited interim consolidated financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors, Executive Committee, Audit Committee and stockholders of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing has come to Moss Adams’s attention which causes Moss Adams to believe that: (A) such unaudited consolidated financial statements including any “Recent Developments” section in the Prospectus do not comply as to form in all material respects with applicable accounting requirements; (B) such unaudited consolidated financial statements including any “Recent Developments” section are not in conformity with accounting principles generally accepted in the United States of America, applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; (C) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits) non-performing loans, or special mention loans or decrease in the deposits or loan allowance, total assets, stockholders’ equity or there was any change in common stock outstanding or (D) there was any material decrease in retained earnings of the Bank at the date of such letter as compared with amounts shown in the latest unaudited consolidated balance sheet included in the Prospectus or any decrease in net income, net interest income, provision for loan losses or net income after provision or increase in non-interest expense of the Bank for the number of full months commencing immediately after the period covered by the latest unaudited consolidated income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared with amounts shown in the latest unaudited consolidated balance sheet included in the Prospectus; and (iii) stating that, in addition to the examination referred to in Moss Adams’s opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this paragraph (f), Moss Adams has compared with the general accounting records of the Bank’s which are subject to the internal controls of the accounting system and other data prepared by the Bank directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Selling Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

g.                At the Closing Date, the Selling Agent shall receive a letter from Moss Adams, dated the Closing Date, addressed to the Selling Agent and the Anchor Parties, confirming the statements made by Moss Adams in the letter delivered pursuant to paragraph (f) of this Section 8, the “specified date” referred to in clause (ii) (C) thereof to be a date specified in such letter, which shall not be more than three (3) business days prior to the Closing Date.

h.                At the Closing Date, the Bank shall receive a letter from RP, dated the Closing Date (i) confirming that said firm is independent of the Anchor Parties and is experienced and expert in the area of corporate appraisals within the meaning of Title 12 of the Code of Federal Regulations, Section 563b.200(b), (ii) stating in effect that the Independent Valuation prepared by such firm complies in all material respects with the applicable requirements of Title 12 of the Code of Federal Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company and the Bank, as most recently updated, remains in effect.

i.                 At or prior to the Closing Date, the Selling Agent shall receive: (i) a copy of the letters from the Board, the Department and the FDIC as applicable approving the Applications and authorizing the use of the Prospectus; (ii) a copy of the orders from the Commission declaring the Registration Statement and the Exchange Act Registration Statement effective; (iii) a certificate from the Department evidencing the valid existence of the Bank; (iv) a certificate from the FDIC evidencing the Bank’s insurance of accounts; (v) a certificate from the FHLB of Seattle evidencing the Bank’s membership therein; (vi) a copy of the Bank’s state stock charter; (vii) a copy of the Company’s articles of incorporation; and (viii) such other documents and certificates as the Selling Agent may reasonably request.

j.                 At the Closing Date, counsel to the Selling Agent shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the

Anchor Parties in connection with the Conversion and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Selling Agent and counsel to the Selling Agent.

k.                The Anchor Parties shall not have sustained since the date of the latest audited consolidated financial statements included in the Registration Statement and Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, which is in the judgment of the Selling Agent sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

l.                 Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or FINRA or by order of the Commission or any other governmental authority other than temporary trading halts or limitation (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day and (C) which when combined with all other such halts occurring during the previous five (5) business days, total less than two (2) hours; (ii) a general moratorium on the operations of operation of commercial banks, federal or state savings banks in New York or a general moratorium on the withdrawal of deposits from commercial banks, federal or state savings and loan associations or savings banks in New York declared by either federal or state authorities; or (iii) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of which, in the judgment of the Selling Agent, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

m.               All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Selling Agent and to counsel for the Selling Agent.  Any certificate signed by an officer of the Company or the Bank and delivered to the Selling Agent or to counsel for the Selling Agent shall be deemed a representation and warranty by the Company or the Bank, as the case may be, to the Selling Agent as to the statements made therein.

n.                If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or by __________ __, 2011, this Agreement and all of the Selling Agent’s obligations hereunder may be canceled by the Selling Agent by notifying the Anchor Parties of such cancellation in writing or by fax at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 6 and 7 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, the Anchor Parties jointly and severally agree to reimburse the Selling Agent for all of the Selling Agent’s out-of-pocket expenses reasonably incurred by the

Selling Agent, including any legal fees (and out-of- pocket expenses) to be paid to the Selling Agent’s counsel, subject to the limits expressed in Section 1(d) hereof.

SECTION 9. Termination.  The Selling Agent may terminate this Agreement by giving the notice indicated below in this Section 9 at any time after this Agreement becomes effective as follows:

a.                If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Selling Agent’s opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE shall have suspended (except that this shall not apply to the imposition of NYSE trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the combined institution or the Offering; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of the combined institution, or if the combined institution shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material adverse change in the financial condition, results of operations or business of the Anchor Parties, taken as a whole.

b.                In the event the Company fails to sell the required minimum number of the Shares by ___________ __, 2011 and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 1, 6 and 7 hereof.

c.                If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Selling Agent’s obligations hereunder may be cancelled by the Selling Agent by notifying the Company of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 6 and 7 hereof.

d.                If the Selling Agent elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by telephone or telegram, confirmed by letter.

The Company and the Bank may terminate this Agreement in the event the Selling Agent is in material breach of the representations and warranties or covenants contained in Section 4.2 and such breach has not been cured after the Selling Agent was provided with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

SECTION 10. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Selling Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, 211 Bradenton Drive, Dublin, Ohio 43017-5034, Attention: Patricia A. McJoynt (with a copy to John P. Soukenik, Elias Matz Tiernan & Herrick L.L.P., 734 15th Street, N.W., 11th Floor, Washington, DC, and, if sent to a Anchor Party, shall be mailed, delivered or telegraphed and confirmed to such Anchor Party at Anchor Bancorp, 120 North Broadway, Aberdeen, Washington 98520 with a copy to John F. Breyer, Jr. Breyer & Associates PC, 8180 Greensboro Drive, Suite 785, McLean, Virginia 22102 .

SECTION 11. Parties. The Anchor Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Selling Agent when the same shall have been given by the undersigned.  The Selling Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Anchor Parties, when the same shall have been given by the undersigned or any other officer of the Anchor Parties.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Selling Agent, the Company, the Bank, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

SECTION 12. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as determined pursuant to Section 2. At the closing, the Company shall deliver to the Selling Agent in next day funds the commissions, fees and expenses due and owing to the Selling Agent as set forth in Sections 1 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Selling Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

SECTION 13. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

SECTION 14.  Governing Law and Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 15. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

SECTION 16. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

SECTION 17. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Anchor Parties and the Selling Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Selling Agent or any of the Selling Agent’s officers or directors or any person controlling the Selling Agent, or the Anchor Parties, or any of their respective officers or directors or any person controlling the Anchor Parties, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

SECTION 18. Waiver of Trial by Jury. Each of the Selling Agent and the Anchor Parties waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort, or otherwise) related to or arising out of this Agreement.

This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officers and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

The term “successors” shall not include any purchaser of any of the Shares. Time shall be of the essence for this Agreement.

This Agreement may be signed in various counterparts which together will constitute one agreement. The remainder of this page has been intentionally left blank.

If the foregoing correctly sets forth the arrangement among the Company, the Bank and the Selling Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Selling Agent’s acceptance shall constitute a binding agreement.

Very truly yours,

ANCHOR BANCORP By Its Authorized Representative:	ANCHOR BANK By Its Authorized Representative:

Jerald L. Shaw President and Chief Executive Officer	Jerald L. Shaw President and Chief Executive Officer

Accepted as of the date first above written Keefe, Bruyette & Woods, Inc.

Patricia A. McJoynt Managing Director